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



                                DEFINITIVE COPY


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 3, 1999

To Our Stockholders:

     The 1999 annual meeting of stockholders of Osteotech, Inc. will be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724 on Thursday, June 3, 1999 at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters:

     1.   Election of six directors, each for a term of one year (Proposal No.
          1);

     2. Approving an amendment to Osteotech's Certificate of Incorporation to increase the number of authorized shares of common stock to 70,000,000 shares (Proposal No. 2);

     3. Approving an amendment to Osteotech's 1991 Stock Option Plan to limit the number of shares issuable under options which may be granted to eligible persons (Proposal No. 3);

     4. Ratification of the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the fiscal year ending December 31, 1999 (Proposal No. 4); and

     5.   Any other matters that properly come before the meeting.

     Only stockholders of record at the close of business on April 28, 1999 are entitled to vote at the meeting or at any postponement or adjournment.

     We hope that as many stockholders as possible will personally attend the meeting. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the meeting.

                                             By Order of the Board of Directors,


                                             /s/ Michael J. Jeffries
                                             -----------------------------------
                                             MICHAEL J. JEFFRIES
                                             Secretary

May 3, 1999

                                TABLE OF CONTENTS
                                                                            Page

  ABOUT THE MEETING............................................................1
  What is the purpose of the annual meeting?...................................1
  Who is entitled to vote?.....................................................1
  Who can attend the meeting?..................................................1
  What constitutes a quorum?...................................................2
  How do I vote?...............................................................2
  Can I vote by telephone or electronically?...................................2
  Can I change my vote after I return my proxy card?...........................2
  What are the Board's recommendations?........................................2
  What vote is required to approve each item?..................................3

  STOCK OWNERSHIP..............................................................3
  Who are the largest owners of Osteotech's stock?.............................3
  How much stock do Osteotech's directors and executive officers own?..........3
  Section 16(a) Beneficial Ownership Reporting Compliance......................5

  PROPOSAL NO.  1-ELECTION OF DIRECTORS........................................5
  Nominees Standing for Election to the Board..................................6
  How are directors compensated?...............................................8

  DIRECTORS' STOCK OPTIONS.....................................................8
  How often did the Board meet during fiscal 1998?.............................8
  What committees has the Board established?...................................9

  BOARD COMMITTEE MEMBERSHIP...................................................9
  Executive Committee..........................................................9
  Compensation Committee.......................................................9
  Audit Committee..............................................................9

  BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS....................................9

  SUMMARY COMPENSATION TABLE..................................................10

  OPTION GRANTS IN LAST FISCAL YEAR...........................................12

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
  YEAR-END OPTION VALUES......................................................13

  COMPENSATION COMMITTEE INTERLOCKS
  AND INSIDER PARTICIPATION...................................................14

  REPORT OF THE COMPENSATION COMMITTEE OF THE
  BOARD OF DIRECTORS..........................................................14

  Overview....................................................................14
  Salary and bonus programs...................................................16
  Chief Executive Officer's Compensation......................................17
  Employment Agreements.......................................................18

  CHANGE IN CONTROL AGREEMENTS................................................19

  STOCKHOLDER RETURN PERFORMANCE GRAPH........................................21

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................21

  PROPOSAL NO. 2--APPROVAL OF
  PROPOSED AMENDMENT TO CERTIFICATE
  OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK........................21

  PROPOSAL NO.  3--APPROVAL OF AN AMENDMENT TO THE
  1991 STOCK OPTION PLAN......................................................25

  PROPOSAL NO.  4--RATIFICATION OF AUDITORS...................................29

  ANNUAL REPORT TO STOCKHOLDERS...............................................29

  STOCKHOLDERS' PROPOSALS.....................................................29

  GENERAL.....................................................................29

  OTHER MATTERS...............................................................30

Eatontown, New Jersey

                                 Osteotech, Inc.

                                  51 James Way
                               Eatontown, NJ 07724

                                   ----------
                                 PROXY STATEMENT
                                   ----------

     This proxy statement contains information related to the annual meeting of stockholders of Osteotech, Inc. to be held on Thursday, June 3, 1999, beginning at 9:00 a.m., at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, NJ 07724, and at any postponements or adjournments thereof.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

     At Osteotech's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the approval of an amendment to our Certificate of Incorporation to increase the authorized common stock, the approval of an amendment to our 1991 Stock Option Plan (the "Stock Option Plan") and the ratification of our independent auditors. In addition, management will report on our performance during fiscal 1998 and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 28, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Parking is available free of charge in the hotel parking lot.

What constitutes a quorum?


     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 13,841,729 shares of Osteotech's common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered present at the meeting.


How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares.

Can I vote by telephone or electronically?

     No. We have not instituted any mechanism for telephone or electronic voting.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with Osteotech's Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     o    for election of the nominated slate of directors (see page 5);

     o for approval of an increase in the number of authorized shares of common stock (see page 21);

     o for approval of an amendment to our Stock Option Plan to limit the number of shares issuable under options which may be granted to eligible persons (see page 25); and

     o for ratification of the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors (see page 29).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Increase in authorized common stock. The affirmative vote of a majority of the outstanding shares of common stock is required to increase the number of authorized shares of common stock. A properly executed proxy card marked "ABSTAIN" with respect to this proposal will have the same effect as a negative vote and will be counted for purposes of determining whether there is a quorum.

     Other proposals. For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal will be required for approval. A properly executed proxy card marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     Broker non-votes. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                 STOCK OWNERSHIP

Who are the largest owners of Osteotech's stock?

     Three investors own shares of common stock equal to 6.4%, 5.2% and 5.1%, respectively, of the outstanding shares of common stock.

How much stock do Osteotech's directors and executive officers own?


     The following table shows the amount of Osteotech common stock beneficially owned (unless otherwise indicated) by Osteotech's directors, Osteotech's executive officers named in the

     Summary Compensation Table below and Osteotech's executive officers and directors as a group. All information is as of February 28, 1999.



                                               Aggregate number            Percent of
Name and address of beneficial owner              of shares                  shares
 or identity of group(1)                    beneficially owned(2)        outstanding(2)
 -----------------------                    ---------------------        --------------
Cadence Capital Management                        879,675(3)                   6.4%
59 State Street, 29th Floor
Boston, MA 02109

Nicholas-Applegate Capital Management             718,500(4)                   5.2%
600 West Broadway
29th Floor
San Diego, CA 92101

John P. Curran                                    704,755(5)                   5.1%
c/o Curran Partners, L.P.
237 Park Avenue
New York, NY 10017

Richard W. Bauer                                  403,530(6)                   2.8%

Michael J. Jeffries                               263,900(7)                   1.9%

James L. Russell, Ph.D                            161,118(8)                   1.2%

Richard Russo                                      51,051(9)                    *

Roger C. Stikeleather                              45,192(10)                   *

Donald D. Johnston                                434,250(11)                  3.1%

Kenneth P. Fallon, III                             26,250(12)                   *

John Phillip Kostuik, M.D. FRCS (C)                     0                       *

Stephen J. Sogin, Ph.D                                372                       *

All current executive officers and directors
      as a group (9 persons) ...............    1,385,663(13)                  9.0%

----------
*    Represents less than 1% of Osteotech's outstanding common stock.

(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them. The address of all executive officers and directors is c/o Osteotech, Inc., 51 James Way, Eatontown, New Jersey, 07724.

(2) The number of shares owned by each stockholder and the number of shares outstanding have been adjusted retroactively to give effect to the three-for-two split of the common stock in the form of a 50% stock dividend effected in March, 1999. The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of February 28, 1999 by (ii) the sum of (A) the number of shares of common stock outstanding as of February 28, 1999 plus (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of February 28, 1999 or which will become exercisable within 60 days after February 28, 1999.

(3) This information was taken from the Nasdaq(R) Amex Online (SM) Service as of February 28, 1999.

(4) This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 15, 1999.

(5) This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 17, 1999.

(6) Includes 381,500 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1999.

(7) Includes 188,893 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1999.

(8) Includes 161,118 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1999.

(9) Includes 50,430 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1999.

(10) Includes 45,192 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1999.

(11) Includes 52,500 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1999 and includes 15,000 shares of common stock beneficially owned by Mr. Johnston's wife of which he disclaims beneficial ownership.

(12) Includes 26,250 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1999.

(13) Includes options to purchase an aggregate of 905,883 shares of common stock which are currently exercisable or which will become exercisable within 60 days of February 28, 1999.


Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 1998 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with the exception of one purchase of 60 shares of common stock by James L. Russell, Ph.D. which was reported one month late. This late filing resulted from an oversight by Dr. Russell.

PROPOSAL NO. 1--ELECTION OF DIRECTORS

     Under Osteotech's By-laws, all directors elected by stockholders are elected for a one-year term. Each of the nominees has consented to serve a one-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Pursuant to the Board's authority under the By-laws, it has set the number of directors at six. Accordingly, the Board has nominated six persons to fill such positions.

Nominees Standing for Election to the Board

                                                          Current Position                           Director of
Name                                       Age              With Company                           Osteotech Since
----                                       ---              ------------                           ---------------
Donald D. Johnston                          74       Chairman of the Board                                1991

Richard W. Bauer                            54       President, Chief Executive Officer and               1994
                                                       Director

Michael J. Jeffries                         56       Executive Vice President,                            1991
                                                       Chief Operating Officer,
                                                       Chief Financial Officer, Secretary and
                                                       Director

Kenneth P. Fallon, III                      60       Director                                             1995

John Phillip Kostuik, M.D., FRCS(C)         61       Director                                             1997

Stephen J. Sogin, Ph.D.                     57       Director                                             1988


Business experience of nominees to the Board

     Donald D. Johnston, has been a director of Osteotech since September, 1991. Mr. Johnston became Chairman of the Board in June, 1992. Over the course of 25 years Mr. Johnston held various positions of increasing responsibility with Johnson & Johnson, Inc. At the time of his retirement in May, 1986 he was a member of the executive committee and the board of directors of Johnson & Johnson, Inc. He is currently a member of the Board of Directors and Chairman of the Audit Committee of one private company. Mr. Johnston has a B.A. in economics from the University of Cincinnati.

     Richard W. Bauer, joined Osteotech in February, 1994 as President, Chief Executive Officer and a member of the Board. Prior to joining Osteotech, from 1992 to 1993, Mr. Bauer was President of the Prosthetic Implant Division of Zimmer, Inc., a subsidiary of Bristol-Myers Squibb Company. From 1991 through 1992, Mr. Bauer served as Senior Vice President and General Manager of Zimmer's Fracture Management Division and as Vice President of Marketing of its Orthopaedic Implant Division from 1989 to 1991. Mr. Bauer previously served in positions of significant responsibility with Professional Medical Products, Inc., Support Systems International, Inc. and the Patient Care Division of Johnson & Johnson, Inc. Mr. Bauer currently serves as a member of the Board of Directors of the

New Jersey Chapter of the Arthritis Foundation. Mr. Bauer has B.S. and M.B.A. degrees from Fairleigh Dickinson University.

     Michael J. Jeffries, Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and member of the Board of Directors, has been with Osteotech for more than nine years. He joined Osteotech in January, 1990, originally as Senior Vice President and Chief Financial Officer, became Secretary in May, 1991 and a director in July, 1991, was appointed Executive Vice President in October, 1992 and Chief Operating Officer in January, 1994. Prior to joining Osteotech, Mr. Jeffries had more than 25 years of business experience in various positions of increasing responsibility in a number of publicly and privately held companies, for some of which he was also a member of the board of the directors. Mr. Jeffries is a member of the Board of Governors of the American Association of Tissue Banks and serves as Treasurer of the Association and Chair of the Association's Finance Committee. Mr. Jeffries has a B.B.A. degree from the City College of New York and a M.B.A. degree in finance from Fordham University.

     Kenneth P. Fallon, III, was elected to serve on the Board in June, 1995 and is a consultant to the medical device industry. In 1997, Mr. Fallon was President of the surgical business at Haemonetics Corporation. In 1994 and 1995, Mr. Fallon served as Chief Executive Officer and Chairman of the Board of UltraCision Incorporated, a manufacturer of advanced technology medical devices. UltraCision was sold to Ethicon EndoSurgery, a unit of Johnson & Johnson, Inc., in November, 1995. From 1992 through 1994, Mr. Fallon served as President and Chief Executive Officer of American Surgical Technologies Corporation. Mr. Fallon was President, U.S. Operations of Zimmer, Inc., a subsidiary of Bristol-Myers Squibb Company from 1991 to 1992. From 1985 through 1991, he served as President of Zimmer's Orthopaedic Implant Division and from 1983 to 1985, as its Vice President of Marketing. Mr. Fallon previously served in positions of significant responsibility with the Codman and Orthopedic Divisions of Johnson & Johnson, Inc. Mr. Fallon is currently a director and member of the Compensation Committee of Axxa Medical Inc. Mr. Fallon has a B.B.A. degree in marketing from the University of Massachusetts and a M.B.A. degree from Northeastern University.

     John Phillip Kostuik, M.D., FRCS(C), was elected to serve on the Board in June, 1997. Dr. Kostuik is currently and has since 1991 been a Professor and Chairman of the Department of Orthopaedic Surgery, Johns Hopkins University, School of Medicine, Chief Spine Division. He is the past president of the Scoliosis Research Society and the North American Spine Society and he currently serves on the executive committee of the North American Spine Society. He has a B.A. degree from Queens University in Kingston, Ontario, graduating in 1957, and a M.D. degree from Queens University, graduating in 1961.

     Stephen J. Sogin, Ph.D., has served as a director of Osteotech since October, 1988. From December, 1984 until January 1, 1995, he was a founding general partner of Montgomery Medical Ventures. Dr. Sogin currently serves as a venture capital consultant and serves on the board of directors of Finet Holdings Corp. and three private corporations. He has a B.S., M.S. and Ph.D. in microbiology from the University of Illinois. On July 1, 1997, Dr. Sogin consented to a cease and desist order issued by the Securities and Exchange Commission involving his late filing of Forms 3, 4 and 5 which he was required to file in his capacity as a general partner of Montgomery Medical Ventures II. None of the

Commission's findings involve charges that Dr. Sogin received improper gains or personal benefits as a result of these violations. Dr. Sogin has advised Osteotech that the trades in question were conducted by the partnership (Montgomery Medical Ventures II) and none of these trades were executed by him personally.

     The Board of Directors recommends a vote FOR the election of each of the nominees named above. (Proposal No. 1 on the proxy card).

How are directors compensated?

     Members of the Board who are not executive officers of Osteotech receive $15,000 per annum in consideration of their serving on the Board. The Chairman of the Board receives an additional $10,000 per annum. Each Board member receives $1,000 for each Board meeting attended in excess of four per year and reimbursement for travel and related expenses incurred in connection with his attendance at meetings. Members of the Board do not receive separate compensation for acting as members of Committees of the Board, other than reimbursement for travel and related expenses incurred in connection with their attendance at committee meetings. Directors who also serve as executive officers receive cash compensation solely for acting in such capacity as an executive officer. See "Summary Compensation Table."

                            DIRECTORS' STOCK OPTIONS

     During the year ended December 31, 1998, we granted options to purchase common stock under Osteotech's 1991 Independent Directors' Stock Option Plan, exercisable at a price equal to the fair market value of Osteotech's common stock on the date of grant, as follows:

                                                 Number of
 Name                                          Options(1)(2)  Exercise Price(2)
 ----                                          -------------  -----------------
Kenneth P. Fallon, III .......................     11,250          $12.17
Donald D. Johnston ...........................     11,250           12.17
John Phillip Kostuik, M.D., FRCS(C) ..........     11,250           12.17
Stephen J. Sogin, Ph.D .......................     11,250           12.17

----------
(1) All of the options listed here were granted on June 4, 1998, vest on the first anniversary of the date of grant and expire ten (10) years from the date of grant.

(2) The number of options granted and the exercise price of the options have been adjusted in accordance with the 1991 Independent Directors' Stock Option Plan to give effect to the three-for-two common stock split in the form of a 50% stock dividend effected in March, 1999.

How often did the Board meet during fiscal 1998?

     The Board of Directors met four times during fiscal 1998. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served.

What committees has the Board established?

     The Board of Directors has standing Executive, Compensation and Audit Committees.

                           BOARD COMMITTEE MEMBERSHIP

                                       Executive     Compensation        Audit
      Name                             Committee       Committee       Committee
      ----                             ---------       ---------       ---------
Richard W. Bauer                           *
Kenneth P. Fallon, III                                     *
Michael J. Jeffries
Donald D. Johnston                         *              **               **
John Phillip Kostuik, M.D., FRCS(C)                                         *
Stephen J. Sogin, Ph.D                     *               *                *

  *    Member.
 **    Chair.

     Executive Committee. The Executive Committee possesses all of the powers of the Board except the power to issue stock, approve mergers with nonaffiliated corporations or declare dividends (except at a rate or in a periodic amount or within a price range established by the Board), and certain other powers specifically reserved by Delaware law to the Board. In fiscal 1998, the Executive Committee held three meetings.

     Compensation Committee. The Compensation Committee is charged with reviewing Osteotech's general compensation strategy; establishing salaries and bonuses for officers and reviewing benefit programs (including pensions) for all levels of officers and certain non-officer employees and administering Osteotech's incentive compensation and stock option plans and certain other compensation plans; and approving employment contracts for officers. In fiscal 1998, the Compensation Committee met four times.

     Audit Committee. The Audit Committee met two times during fiscal 1998. Its functions are to recommend the appointment of independent auditors; review the arrangements for and scope of the audit by the independent auditors; review the independence of the independent auditors; consider the adequacy of the system of internal accounting controls, and review any proposed corrective actions; and discuss with management and the independent accountants Osteotech's draft annual financial statements and key accounting and/or reporting matters, including "Year 2000" matters.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     The following is a description of the background of the executive officers of Osteotech who are not directors:

     James L. Russell, Ph.D., 48, joined Osteotech in December, 1995 as Executive Vice President and Chief Scientific Officer. He previously held research and development positions of increasing responsibility for 16 years with Proctor & Gamble Company ("P&G"). Dr. Russell oversaw worldwide the development of several products, in a variety of therapeutic areas, including bone-related therapeutic agents for the treatment of Paget's disease, hypocalcemia of malignancy and osteoporosis. In his prior position at P&G, he served as the Pharmaceutical Division's Director of Product Development. Dr. Russell holds a B.S. in Biology from Boston State College and a Ph.D. in Cellular Immunology from Purdue University.

     Richard Russo, 50, joined Osteotech in September, 1991, and was elected Executive Vice President, Strategic Planning and Business Development on April 1, 1998. Mr. Russo had been promoted to Senior Vice President, Strategic Planning and Business Development in October 1995, and prior thereto had held a number of progressively more responsible positions with Osteotech in the areas of marketing, business development, clinical research and regulatory affairs. Prior to joining Osteotech, Mr. Russo worked for several leading healthcare companies, having positions of responsibility in marketing, sales, business development, regulatory affairs and clinical research management. Mr. Russo earned a B.A. in philosophy from Boston College and an M.B.A. in marketing from Columbia University.

     Roger C. Stikeleather, 49, joined Osteotech in February, 1988 and was appointed Executive Vice President, Sales and Marketing in June, 1993. From October, 1992 to June, 1993 he served as Senior Vice President of Sales and Marketing, from March, 1989 to October, 1992, he served as Vice President of Sales and Marketing and from February, 1988 to March, 1989 he served as National Sales Manager for Osteotech. From 1976 until joining Osteotech, he held managerial positions of increasing responsibility with a division of Johnson & Johnson, Inc. During his last assignment at Johnson & Johnson, Inc., he served on the management board which organized and directed a start-up division, where he was responsible for the national scale-up of field sales, sales management, national contracting and nursing support organizations. Mr. Stikeleather has a B.S. in business administration from the University of North Carolina at Chapel Hill.

                           SUMMARY COMPENSATION TABLE

     The following table provides a summary of compensation for each of Osteotech's last three fiscal years ended December 31, 1998, 1997 and 1996 with respect to the person serving as Osteotech's Chief Executive Officer during the year ended December 31, 1998 and each of Osteotech's four other most highly compensated executive officers during the year ended December 31, 1998 who were serving in that capacity as of December 31, 1998 and whose annual salary and bonus during the year ended December 31, 1998 exceeded $100,000 (collectively the "Named Officers").

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Long-Term
                                                                                                         Compensation
                                                                      Annual Compensation                   Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Other
                                                                                             Annual        Securities     All Other
                                                                                          Compensation     Underlying   Compensation
      Name and Principal Position                   Year     Salary ($)      Bonus ($)        ($) (1)     Options (#)(2)   ($)(3)
------------------------------------------------------------------------------------------------------------------------------------
Richard W. Bauer                                    1998      $296,250      $164,917            $0           37,500         $2,500
   President and Chief Executive Officer            1997       280,000       153,195             0          265,250          2,375
                                                    1996       265,000       120,000             0          187,500(4)       2,375

Michael J. Jeffries                                 1998      $207,000       $91,704            $0           30,000         $2,500
   Executive Vice President, Chief Operating        1997       194,000        84,118             0          130,988          2,375
   Officer and Chief Financial Officer              1996       182,000        64,988             0           26,250          2,375

James L. Russell, Ph.D                              1998      $185,502       $59,220            $0           22,500         $2,500
   Executive Vice President,                        1997       174,756        61,411             0           65,493              0
   Chief Scientific Officer                         1996       165,000        47,438        23,403(5)        22,500              0

Richard Russo
   Executive Vice President,                        1998      $162,000       $52,605            $0           26,250         $2,500
   Strategic Planning and Business                  1997       144,250        39,691             0           72,044          2,375
   Development(6)                                   1996       130,750        30,600             0           18,000          2,375

Roger C. Stikeleather                               1998      $179,010       $57,330            $0           22,500         $2,500
   Executive Vice President,                        1997       166,905        58,651             0           75,318          2,375
   Sales and Marketing                              1996       157,500        45,282             0           22,500          2,375

----------
(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Officer's total annual salary and bonus.

(2) The number of shares of common stock underlying the options granted has been retroactively adjusted pursuant to the terms of the Stock Option Plan to give effect to the three-for-two common stock split in the form of a 50% stock dividend effected in March, 1999.

(3)  Consists of annual company contributions to a 401(k) plan.

(4) Includes an option to purchase 150,000 shares of common stock at an exercise price of $6.67 per share. The fair market value of the common stock on the date of grant was $4.00.

(5)  Consists of relocation assistance.

(6) In April, 1998, Mr. Russo was promoted to the position of Executive Vice President of Strategic Planning and Business Development.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the Stock Option Plan to the Named Officers during 1998.


------------------------------------------------------------------------------------------------------------------------------------
                                               Individual Grants
                             --------------------------------------------------------
                               Number of
                              Securities      % of Total                                   Potentially Realizable Value at Assumed
                              Underlying        Options                                          Annual Rates of Stock Price
                                Options       Granted to     Exercise or                       Appreciation for Option Term (3)
                                Granted      Employees in    Base Price    Expiration     ------------------------------------------
           Name                 (#)(2)       Fiscal Year   ($/Share)(1)(2)  Date (1)       0% ($)          5% ($)          10% ($)
------------------------------------------------------------------------------------------------------------------------------------

Richard W. Bauer                 37,500           8.40%       $20.67        12/03/08       $0           $487,393        $1,235,150

Michael J. Jeffries              30,000           6.72%        20.67        12/03/08        0            389,915           988,120

James L. Russell, Ph.D           22,500           5.04%        20.67        12/03/08        0            292,436           741,090

Richard Russo                    26,250           5.88%        20.67        12/03/08        0            341,175           864,605

Roger C. Stikeleather            22,500           5.04%        20.67        12/03/08        0            292,436           741,090
------------------------------------------------------------------------------------------------------------------------------------
All Stockholders (4)                N/A            N/A          N/A            N/A         $0       $260,858,577      $661,066,801

All Optionees (5)               446,250         100.00%       $19.20         Various        0          5,227,803        13,207,469

Optionees Gain as a % of all        N/A            N/A          N/A            N/A         N/A               2.0%              2.0%
Stockholders Gain

----------
(1) All options were granted at an exercise price equal to the fair market value of the common stock as determined by the last sale price as reported on The Nasdaq Stock Market(SM) on the date of grant. Options generally become exercisable in increments of 25% per year commencing one year from the date of grant and expire on the tenth anniversary of the date of grant.

(2) In March, 1999 Osteotech effected a three-for-two common stock split in the form of a 50% stock dividend. In accordance with the Stock Option Plan, the number of shares underlying the options granted and the exercise prices have been retroactively adjusted to reflect this stock split.

(3) The dollar amounts under these columns are the result of calculations at 0%, and the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of Osteotech's stock price. Any valuation model utilized to calculate future stock appreciation and valuation requires a prediction of Osteotech's stock price, and thus, could place Osteotech in the position of predicting a future stock price that would most likely be incorrect. Therefore, we did not use an alternative valuation method, as we are unaware of any method which will determine with reasonable accuracy a present value based on future unknown factors.

(4) The "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" is the incremental gain to all stockholders as a group which would result from the application of the same assumptions applied to the Named Officers' options to all shares outstanding at December 31, 1998.

(5) Information based on all stock option grants made to employees in 1998. Exercise price shown is an average of all grants. Options expire on various dates from March, 2003 to December, 2008.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

     The following table sets forth the information with respect to the Named Officers concerning the exercise of options during 1998 and unexercised options held as of December 31, 1998.

                                                                    Number of Securities                Value of Unexercised
                                                                  Underlying Unexercised                In-the-Money Options
                                Shares                            Options at Year-End (#)(1)            at Year-End ($) (1)(3)
                             Acquired on           Value         --------------------------        --------------------------------
            Name             Exercise(#)(1)     Realized ($)(2) Exercisable     Unexercisable      Exercisable      Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Richard W. Bauer              241,500(4)          $3,651,763       425,574         201,251        $15,213,068        $7,022,521

Michael J. Jeffries           143,186(5)           2,004,628       218,892          48,750          8,043,635         1,224,141

James L. Russell, Ph.D.             0                      0       161,118          61,875          6,006,912         1,571,133

Richard Russo                  35,250                504,956       105,419          44,250          3,763,140         1,125,188

Roger C. Stikeleather          13,125                210,625        91,068          38,250          2,950,639           986,625
------------------------------------------------------------------------------------------------------------------------------------

----------
(1) The number of shares of common stock issued upon exercise of the options and underlying unexercised options, the exercise prices of the options and the last sale price of the common stock have been retroactively adjusted to give effect to the March, 1999 three-for-two common stock split in the form of a 50% stock dividend.

(2) Calculated by determining the difference between the fair market value of the shares of common stock underlying the options (based upon the last sale price as quoted on The Nasdaq Stock Market(SM) and the exercise price of the options on the date of exercise.

(3) The amount represents the difference between the exercise price and a market value of $31.00 as determined by the last sale price as quoted on the Nasdaq Stock Market(SM) on December 31, 1998.

(4) Consists of the following individual stock option exercises: (i) 15,000 shares acquired on February 9, 1998, with a value realized of $240,000;
     (ii) 10,500 shares acquired on February 11, 1998, with a value realized of $165,375; (iii) 28,500 shares acquired on February 23, 1998, with a value realized of $452,328; (iv) 112,500 shares acquired on September 16, 1998 with a value realized of $1,556,250; (v) 75,000 shares acquired on September 28, 1998, with a value realized of $1,237,810.

(5) Consists of the following individual stock option exercises: (i) 15,000 shares acquired on February 9, 1998, with a value realized of $231,115;
     (ii) 15,000 shares acquired on February 23, 1998, with a realized value of $232,462; (iii) 8,186 shares acquired on July 20, 1998, with a value realized of $126,875; (iv) 11,646 shares acquired on September

     17, 1998, with a value realized of $160,209; (v) 5,904 shares acquired on September 18, 1998, with a value realized of $72,324; (vi) 42,450 shares acquired on September 21, 1998, with a value realized of $583,124; and
     (vii) 45,000 shares acquired on September 23, 1998, with a value realized of $598,519.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     Only Messrs. Johnston and Fallon and Dr. Sogin served on the Compensation Committee during the fiscal year ended December 31, 1998. None of these directors has ever been an employee of Osteotech or any of its subsidiaries. During the fiscal year ended December 31, 1998, no executive officer of Osteotech served on the compensation committee or board of directors of any other entity which had any executive officer who also served on the Compensation Committee or Board of Directors of Osteotech.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                               BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") consists entirely of non-employee directors and determines all compensation paid or awarded to Osteotech's executive officers. The Committee believes Osteotech must retain, adequately compensate and financially motivate talented and ambitious managers capable of leading Osteotech's planned expansion in highly competitive fields, in which many of Osteotech's competitors have greater total resources. The Committee's goal is to use Osteotech's resources wisely by attracting and retaining the most effective and efficient management organization Osteotech can justify. In determining the compensation of the executive officers in 1998, the Committee utilized the standards set forth in the Salary Administration Program and the Executive Performance Bonus Program, which were adopted by the Committee in consultation with an independent management compensation consulting firm and are summarized below.

Overview

     Executive officers' compensation consists principally of three components:

     o    base salary

     o    cash bonus

     o    stock options


     The Committee believes that the best interests of its stockholders will be served if the executive officers are focused on the long-term objectives of Osteotech, as well as the current year's goals. The Committee views salary and cash bonuses as better suited to reward and provide incentive for the achievement of current goals.

     The Committee views stock options as an important long-term incentive vehicle for its executive officers. Options provide executives with the opportunity to buy and maintain an equity interest in Osteotech and to share, along with other stockholders, in the appreciation of the value of its common stock which the Committee believes would be due largely to the efforts of such executives. All options granted under the Stock Option Plan have an exercise price at least equal to the fair market value of the common stock at the time of grant, and therefore any value which ultimately accrues to executive officers is based entirely on our stock performance and bears a direct relationship to the value our shareholders realize. Options will have no value if the stock price is below the exercise price. At the Committee's determination, options generally vest at the rate of 25% each year over a four
(4) year period commencing on the first anniversary of the grant date and are exercisable for a period of ten (10) years from the grant date.


     The 1994 Employee Stock Purchase Plan was adopted in January, 1994 by the Board, approved by the stockholders in June 1994 and went into effect in August, 1994. The Committee believes that all Osteotech employees should have the opportunity to acquire or increase their holdings of Osteotech common stock. All eligible employees, including executive officers, who participate in the 1994 Stock Purchase Plan have deductions made by Osteotech from their compensation to purchase Osteotech's common stock quarterly at a purchase price equal to 85% of the reported last sale price of Osteotech's common stock on the last day of each quarter.

     It should also be noted that:

     o exceptions to the general principles stated herein are made when the Committee deems them appropriate to the stockholders' interest;

     o the Committee regularly considers other forms of compensation and modifications of its present policies, and will make changes as it deems appropriate; and

     o the competitive opportunities to which Osteotech's executives are exposed frequently come from private companies or divisions of large companies, for which published compensation data is often unavailable, with the result that the Committee's information about such opportunities is often anecdotal.

     Certain provisions of the Internal Revenue Code impose conditions to be met in order for a publicly held corporation to deduct compensation paid in excess of $1 million per year per employee as compensation expense for Federal income tax purposes. Prior to 1997, compensation levels per employee had not approached this $1 million level. The increase in the value of Osteotech's common stock will make it more likely that the total compensation of executive officers may exceed this limit, since the spread between the exercise price of options and the fair market value of the common stock on the date of exercise of options must be included in the compensation of an employee in determining whether the limit is exceeded. As noted in last year's proxy statement, the Committee looked at ways to amend the Stock Option Plan to ensure that the compensation recognized by an executive officer upon the exercise of an option is performance-based for purposes of the Internal Revenue Code Section 162(m). As a result of the Committee's review in this regard, the Board has submitted Proposal No. 3 in this proxy statement. This proposed amendment to the Stock Option Plan will impose an annual limit on the aggregate number of shares issuable under options that may be granted to any individual covered by the Stock Option Plan. If this amendment to the Stock Option Plan is approved by the stockholders, the Committee believes that compensation recognized by executive officers upon exercise of options granted under the Stock Option Plan in the future will qualify as performance-based compensation and thus, such compensation will be deductible by Osteotech for Federal income tax purposes even though it may exceed $1 million.

Salary and bonus programs

     The salaries and bonuses paid to the executive officers were determined in accordance with Osteotech's Salary Administration Program and the Executive Performance Bonus Program adopted by the Committee. These programs were developed in consultation with an independent management compensation consulting firm.

     The range of salary levels were established based upon the competitive factors in the marketplace and the level of the executive officer's position within Osteotech's management structure. The actual salary paid within such range is based, initially, on qualifications, and on an ongoing basis, upon a combination of qualifications and the executive officer's individual performance. Increases in salaries are based upon a performance appraisal which is conducted annually by the Committee. All executive officers are in the same salary grade, except for the Chief Executive Officer who is in a higher salary grade. Based upon a survey conducted by the independent management compensation consultant retained by the Committee at the time this program was instituted in 1995 and subsequently updated in 1998, the Committee believes that the salaries paid to its executive officers are generally within the mid-range of salaries paid to executives in similar positions at comparable companies with which Osteotech competes for executive talent.

     The primary objective of the Executive Performance Bonus Program is to provide incentives to the executive officers and other key members of management to achieve financial and business objectives. The program is designed to

     o    emphasize and improve Osteotech's performance

     o    focus management's attention on key priorities and goals

     o    reward significant contributions to Osteotech's success

     o    attract and retain results-oriented executives and managers

     Prior to 1997, the bonus payouts for executive officers were based upon a combination of individual and company performance. For 1997 and the years thereafter, the Compensation Committee has decided to look solely at Osteotech's performance when determining bonus amounts for executive officers. Except for the Chief Executive Officer, in a year of satisfactory accomplishment of company goals the range of bonuses for executive officers is generally 20% to 30% of base salary. Bonus payouts can exceed these ranges when Osteotech exceeds its profit before taxes goal, and conversely, significant under-performance of Osteotech's goals could result in the reduction or suspension of bonuses at the executive level.

     Executive officers who are eligible for a bonus are also eligible to receive stock options. An annual targeted number of options has been established by the Committee based upon the salary grade of each executive officer. This number is reviewed by the Committee periodically. The number of options actually granted is based upon the individual performance of the executive officer and the Committee's assessment of the executive officer's ability to contribute to the enhancement of shareholder value in the future.

Chief Executive Officer's Compensation

     The base salary and bonus of the Chief Executive Officer are determined by the Committee in accordance with the Salary Administration Program and Executive Performance Bonus Program discussed above. The Chief Executive Officer, however, is in his own salary grade and in a year of satisfactory accomplishment of company goals the range of bonus for the Chief Executive Officer is generally 30% to 40% of base salary. The bonus payout for the Chief Executive Officer can exceed these ranges when Osteotech exceeds its profit before taxes goal, and conversely significant under-performance of Osteotech's goals could result in the reduction or suspension of bonuses for the Chief Executive Officer. The differences between the compensation level of the Chief Executive Officer and that of the other executive officers are due to the Committee's acknowledgment of the importance of the Chief Executive Officer to the success of Osteotech's business.

     Effective April 1, 1998 and 1999, Mr. Bauer's base annual salary was set at $300,000 and $330,000, respectively. The Committee believes that Mr. Bauer's compensation is in line with compensation paid to chief executive officers of comparable companies.

     Mr. Bauer is eligible to receive stock options under the Stock Option Plan. The options granted to Mr. Bauer will have no value if Osteotech's stock price is below the relevant exercise prices. The primary purpose of these options is to provide a strong incentive for Mr. Bauer to continue to serve the stockholders by remaining the Chief Executive Officer and to increase the value of Osteotech.

     The determination of Mr. Bauer's 1998 compensation and planned 1999 compensation were based on the Committee's favorable assessment of his ability to build the long-term value of Osteotech and to manage its future expansion. This determination was made, in part, by the Committee's review of the success of Osteotech since Mr. Bauer has been Chief Executive Officer. In addition, the Compensation Committee considered the fact that Osteotech exceeded its 1998 profit before taxes goals.

                                                    COMPENSATION COMMITTEE
                                                    Donald D. Johnston, Chairman
                                                    Kenneth P. Fallon, III
                                                    Stephen J. Sogin, Ph.D

Employment Agreements

     Osteotech has entered into employment agreements with its executive officers. The terms of such employment agreements are summarized below.

====================================================================================================================================
                         Date of
 Name and Position      Agreement               Term                 Salary             Other Compensation        Severance
------------------------------------------------------------------------------------------------------------------------------------
Richard W. Bauer     December 4, 1998   Two years initial term     Effective April 1,  Bonus as determined by  If terminated without
President and                           subject to automatic       1999, the           Compensation            cause, entitled to
Chief Executive                         renewal, unless            Compensation        Committee.  Stock       twelve months of
Officer                                 Osteotech terminates at    Committee           option grants as        base salary and an
                                        least three months         increased base      determined by the       additional twelve
                                        prior to such two year     salary to           Board of Directors      months, unless he
                                        term ending.               $330,000.           based on Osteotech's    finds comparable
                                                                                       performance.            employment.
------------------------------------------------------------------------------------------------------------------------------------
Michael J. Jeffries  January 1, 1998    Two year initial term      Effective April 1,  Bonus as determined by  If terminated without
Executive Vice                          subject to automatic       1999, the           Compensation            cause, entitled to
President, Chief                        renewal, unless            Compensation        Committee.   Stock      severance payment
Operating Officer                       terminated by              Committee           option grants as        equal to twelve
and Chief Financial                     Osteotech at least three   increased base      determined by the       months' base salary.
Officer                                 months prior to such       salary to           Board of Directors
                                        two year term ending.      $230,000.           based on Osteotech's
                                                                                       performance.
------------------------------------------------------------------------------------------------------------------------------------
James L. Russell,    December 18, 1997  Expires December 31,       Effective April 1,  Bonus as determined by  If terminated without
Ph.D.                                   1999, subject to           1999, the           Compensation            cause, entitled to
Executive Vice                          automatic renewal,         Compensation        Committee.   Stock      severance payment
President, Chief                        unless Osteotech           Committee           option grants as        equal to twelve
Scientific Officer                      terminates at least        increased base      determined by the       months' base salary.
                                        three months prior to      annual salary to    Board of Directors
                                        such term ending.          $199,000.           based on Osteotech's
                                                                                       performance.
------------------------------------------------------------------------------------------------------------------------------------
Richard Russo        April 1, 1999      March 31, 2001,            $190,000, subject   Bonus as determined by  If terminated without
Executive Vice                          subject to automatic       to adjustment by    Compensation            cause, entitled to
President, Strategic                    renewal, unless            the Compensation    Committee.  Stock       receive base salary
Planning and                            terminated by              Committee.          option grants as        for twelve months or
Business                                Osteotech at least three                       determined by the       until he finds
Development                             months prior to such                           Board of Directors      comparable
                                        term ending.                                   based on Osteotech's    employment.
                                                                                       performance.
------------------------------------------------------------------------------------------------------------------------------------
Roger C.             January 1, 1998    Two year initial term      Effective April 1,  Bonus as determined by  If terminated without
Stikeleather                            subject to automatic       1999, the           Compensation            cause, entitled to
Executive Vice                          renewal, unless            Compensation        Committee.  Stock       severance payment
President, Sales and                    terminated by              Committee           option grants as        equal to twelve
Marketing                               Osteotech at least three   increased base      determined by the       months' base salary.
                                        months prior to such       annual salary to    Board of Directors
                                        term ending.               $190,000.           based on Osteotech's
                                                                                       performance.
====================================================================================================================================

     In addition, all of the above named executive officers have entered into confidentiality and non-competition agreements with Osteotech.

                          CHANGE IN CONTROL AGREEMENTS

     In September 1997, Osteotech entered into change in control agreements with certain officers including Richard W. Bauer, Michael J. Jeffries, James L. Russell, Richard Russo and Roger C. Stikeleather to assure that Osteotech will have their continued dedication as executives notwithstanding the possibility, threat or occurrence of a change in control of Osteotech. Under the change in control agreements, a change in control is defined as (i) a change in the Board of Directors of Osteotech such that a majority of the Board is made up of persons who were neither nominated nor appointed by incumbent Directors, (ii) the acquisition by any person of a majority of the outstanding voting securities of Osteotech, except if such acquisition is effected by Osteotech itself, by an employee benefit plan of Osteotech or pursuant to an offering by Osteotech of its voting securities, (iii) a merger or consolidation of Osteotech with another company such that neither Osteotech nor any of its subsidiaries will be the surviving entity, (iv) a merger or consolidation of Osteotech following which Osteotech or a previous subsidiary of Osteotech will be the surviving entity and a majority of the voting securities of Osteotech will be owned by a person or persons who were not beneficial owners of a majority of Osteotech's voting securities prior to such merger or consolidation, (v) a liquidation of Osteotech, or (vi) a sale or disposition by Osteotech of at least 80% of its assets.

     Under the agreements, for one (1) year after the occurrence of a change in control, each executive will remain in Osteotech's employ in the same position he held before the change in control and will be entitled to a base salary and benefits no less favorable than those in effect for such executive immediately preceding the change in control. In addition, upon a change in control, all unvested stock options held by each executive will vest and become exercisable immediately, notwithstanding anything to the contrary contained in the option certificates or any plan covering such options. If, however, the change in control arises from a merger or consolidation in which neither Osteotech nor any of its subsidiaries is the surviving entity or from the liquidation of Osteotech, each executive will instead be given a reasonable opportunity to exercise such options prior to the change in control and any such options not so exercised will terminate on the effective date of the change in control.

     Upon a change in control, each executive is entitled to an additional payment equal to a given number (see table below), multiplied by (i) the amount by which the payment per share received or to be received by the shareholders of Osteotech in connection with such change in control event exceeds $8.50, or (ii) if there is no such payment, the amount by which the average of the last reported sale price of Osteotech's Common Stock for the five (5) trading days immediately preceding such change in control exceeds $8.50:

  Mr. Bauer............................................342,251
  Mr. Jeffries.........................................169,013
  Mr. Russell...........................................84,507
  Mr. Russo.............................................92,957
  Mr. Stikeleather......................................97,182

     The agreements also provide that if, after a change in control, an executive's employment is terminated for any reason, the executive will be entitled to receive all then accrued pay, benefits, executive compensation and fringe benefits, including pro rata bonus and incentive plan earnings through the date of his termination plus the amount of any compensation he previously deferred, in each case, to the extent theretofore unpaid. In addition, unless the executive's employment was terminated by the executive without good reason (as defined below) on or prior to the 180th day after the change in control event or by Osteotech for just cause (as defined in the agreement) on or prior to the 180th day after the change in control event, the executive will receive
(i) a payment equal to three (3) times his average annual gross income for the five taxable years prior to the change in control event, plus interest, and (ii) at Osteotech's expense, medical, health and disability benefits comparable to those he received prior to the change in control for a period of three (3) years following his termination. Furthermore, unless the executive's employment was terminated by the executive without good reason prior to the first anniversary of the change in control event or was terminated by Osteotech for just cause, the executive will also be entitled to (i) the balance of all pay, benefits, compensation and fringe benefits including (but not limited to) pro rata salary, bonus and incentive plan earnings payable through the first anniversary of the change in control event, and (ii) an office and reasonable secretarial and other services from Osteotech for one year from the date of his termination.

     For purposes of the change in control agreements, good reason includes (A) the assignment to the executive of duties which are not substantially of equal status, dignity and character as the duties performed immediately prior to the change in control, (B) the failure of Osteotech to provide full compensation as contemplated by the change in control agreement, (C) the relocation of the executive's office to a location more than fifteen miles from the location required immediately prior to the change in control, or his being required to travel to a much greater extent than required immediately prior to the change in control in order to perform duties of substantially equal status, dignity and character to those performed prior to the change in control, (D) the failure of a successor corporation to expressly assume and agree to perform Osteotech's obligations under the change in control agreement, provided such successor has received at least twenty (20) days prior written notice of such obligations, and
(E) the voluntary termination by the executive for any reason after the 180th day following the change in control. Except with respect to section (E), the determination that good reason exists requires that the employee make such determination in good faith, notify Osteotech of his or her position in writing and provide twenty (20) days for Osteotech to cure.

     Each of these agreements has an initial term of three (3) years and will automatically renew on each successive annual anniversary for an additional three (3) years, unless Osteotech gives the executive officer sixty (60) days notice prior to the anniversary date that it does not plan to renew such contract.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH


     The graph below summarizes the total cumulative return experienced by Osteotech's stockholders during the five-year period ended December 31, 1998, compared to the Nasdaq Stock Market Index and the Dow Jones Medical Supplies Index. The changes for the periods shown in the graph and table are based on the assumption that $100.00 had been invested in Osteotech, Inc. common stock and in each index below on January 1, 1994 and that all cash dividends were reinvested.


            [THE FOLLOWING TABLE WILL BE REPRESENTED BY A LINE CHART
                            IN THE PRINTED MATERIAL]


                               January 1                           December 31,
========================================================================================
                                 1994       1994     1995      1996       1997      1998
                                 ----       ----      ----     ----       ----      ----
Osteotech, Inc.                 $100.00    $89.74   $143.59   $143.59   $558.97   $953.85

Nasdaq Stock Market             $100.00     97.00    136.23    166.79    203.98    281.69

Dow Jones Medical Supplies      $100.00    122.34    166.26    200.97    238.26    340.57


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Osteotech made three loans to Michael J. Jeffries to fund exercises of stock options and the payment of taxes incurred by Mr. Jeffries as a result of such exercises. All of these loans were paid in full in December, 1998. The first loan of $103,646 was made on June 17, 1996, bore interest at the rate of 6.7% per annum and matured on June 16, 2001. The second loan of $41,332 was made on August 1, 1997, bore interest at a rate of 6.12% per annum and matured on July 31, 2002. The third loan of $45,863 was made on November 3, 1997, bore interest at a rate of 5.9% per annum and matured on November 2, 2002. The loans required payments of interest only on a calendar quarter basis with principal due at their respective maturity dates and were secured by the stock issued as a result of the exercise of the options for which the respective loans were made. The Board approved these loans in order to enable Mr. Jeffries to exercise his options and to encourage Mr. Jeffries to hold the shares received upon such exercises, rather than to sell such shares in order to fund the exercise price and pay related taxes.

                          PROPOSAL NO. 2 - APPROVAL OF
                        PROPOSED AMENDMENT TO CERTIFICATE
              OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     At present Osteotech is authorized to issue 20,000,000 shares of common stock, $.01 par value per share and 5,676,595 shares of preferred stock, $.01 par value per share. As of February 28, 1999 after giving retroactive effect to the March, 1999 three-for-two common stock split in the form of a 50% stock dividend, there were 13,832,322 shares of common stock outstanding, 1,839,200 shares reserved for issuance pursuant to outstanding options, 1,036,500 shares reserved for additional options which may be granted under the Stock Option Plan and the 1991 Independent Directors Stock Option Plan, 266,883 shares reserved for issuance under the Employee Stock Purchase Plan and 459 shares reserved pursuant to outstanding warrants to purchase common stock. Thus, as of February 28, 1999, 3,024,636 shares of common stock were available for issuance. We currently have no shares of preferred stock outstanding.

     Although we have no present agreement, commitment, plan or intent to issue any of the additional shares provided for in this Proposal, the Board of Directors believes that it is in the best interest of Osteotech to increase the authorized number of shares of common stock from 20,000,000 to 70,000,000. The number of authorized shares available for issuance has declined during the past year due to the fact that Osteotech effected a 3 for 2 common stock split effective in March, 1999 and issued shares of common stock upon exercise of options held by employees. Osteotech needs additional authorized shares of common stock in the event that we need to issue shares for any of the following purposes:

     o    future stock splits and stock dividends

     o    consummate strategic acquisitions

     o    technology or product licensing agreements

     o    implement additional management or employee incentive programs

     o    obtain additional financing

     On March 25, 1999, the Board of Directors voted to submit to a vote of stockholders an amendment to the Certificate of Incorporation increasing the authorized common stock.

     If this Proposal is approved, the additional authorized common stock as well as the currently authorized but unissued common stock would be available for issuance in the future for corporate purposes, including those discussed above, as the Board of Directors deems advisable from time to time without further action by the stockholders, unless such action is required by applicable law or by the rules of Nasdaq National Market System(SM) or of any stock exchange upon which Osteotech's shares may then be listed.

     Osteotech's common stock is currently quoted on the Nasdaq National Market System (SM). One of the non-quantitative maintenance criteria for National Market System securities requires stockholder approval for the establishment of certain plans or arrangements by Osteotech or the issuance of designated securities by Osteotech. This criterion provides that, for so long as Osteotech's common stock is included in the Nasdaq National Market System(SM) or The Nasdaq SmallCap Market(SM), stockholder approval will be required for:

     o the establishment of a stock option or purchase plan or other arrangement made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of Osteotech or broadly based plans or arrangements including other employees, and certain de minimis issuances thereunder or issuances to induce individuals to enter into employment contracts;

     o the issuance of securities which will result in a change of control of Osteotech;

     o the issuance of securities in connection with the acquisition of the stock or assets of another company:

          * if any director, officer or substantial stockholder of Osteotech has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock or securities convertible into or exercisable for common stock, could result in an increase in outstanding Common Shares or voting power of 5 % or more, or

          * where the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash, if the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock, or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of stock or securities; or

     o in connection with a transaction, other than a public offering, involving:

          * the sale or issuance of common stock, or securities convertible into or exercisable for common stock, at a price less than the greater of book or market value, which together with sales by officers, directors or substantial stockholders of Osteotech equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, or

          * Osteotech's sale or issuance of common stock (or securities convertible into or exercisable for common stock), equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

     The additional voting power and other rights of the authorized shares of common stock resulting from this Proposal would be the same as the existing shares of common stock. All outstanding common stock would continue to have one vote per share. Osteotech stockholders do not presently have preemptive rights nor will they as a result of this proposal.

     Authorized shares of common stock in excess of those shares outstanding (including, if authorized, the additional common stock provided for in this Proposal) will remain available for general corporate purposes, may be privately placed and can be used to make a change in control of Osteotech more difficult. In 1996, Osteotech's Board of Directors approved a shareholder rights plan as a measure to discourage takeover attempts which the Board determines are not in the best interests of Osteotech and its shareholders. The additional authorized shares of common stock could be issued pursuant to the rights granted under that plan and used to create impediments to such a takeover attempt. Under certain circumstances, the Board of Directors could create impediments to, or frustrate persons seeking to effect a takeover or transfer in control of Osteotech by causing such shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of Osteotech and its stockholders, but in which unaffiliated stockholders may wish to participate. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of common stock, to acquire control of Osteotech, since the issuance of such shares could dilute Osteotech's book value per share and the common stock ownership of such person. One of the effects of the Proposal, if approved, might be to render the accomplishment of a tender offer more difficult. This may be beneficial to management in a hostile tender offer, thus having an adverse impact on stockholders who may want to participate in such tender offer.


     You should note that subject to the limitations discussed above, all of the types of Board action described in the preceding paragraph can currently be taken and that the power of the Board of Directors to take such actions would not be enhanced by this Proposal, although this Proposal would increase the number of shares of common stock that are subject to such action.

     This Proposal, the shareholder rights plan, Osteotech's authorized but unissued preferred stock and the change in control agreements Osteotech has with its executive officers may generally be classified as "anti-takeover" measures and may each, or in conjunction with each other, discourage attempted takeovers of Osteotech which are not approved by the Board of Directors. Osteotech does not believe that any other provision of its current Certificate of Incorporation or By-Laws are intended or would have the effect of discouraging or making more difficult the acquisition of control of Osteotech.

     If the Proposal is approved and the amendment becomes effective, the first sentence of Section 3.1 of Osteotech's Certificate of Incorporation, which sets forth Osteotech's presently authorized capital stock, will be amended to read in its entirety as follows:

          "Section 3.1: Authorization. (a) The total number of authorized shares of all classes of stock which the Corporation shall have authority to issue is 75,675,595 shares, consisting of 5,675,595 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 70,000,000 shares of common stock, par value $.01 per share (the "Common Stock")."

     The Board of Directors recommends a vote FOR approval of an amendment to Osteotech's Certificate of Incorporation to increase the authorized shares of common stock from 20,000,000 to 70,000,000 (Proposal No. 2 on the proxy card).

                    PROPOSAL NO. 3 - APPROVAL OF AN AMENDMENT
                          TO THE 1991 STOCK OPTION PLAN


     Osteotech's Board has unanimously approved and recommended for stockholder approval an amendment to the Stock Option Plan.

     The proposed amendment would modify the Stock Option Plan to limit the number of shares issuable under options that may be granted to any individual covered under the Stock Option Plan to an aggregate of 500,000 shares per year.

     The Board believes that the Stock Option Plan is in the best interest of Osteotech and is important to attracting, motivating and retaining qualified employees, officers, directors and consultants essential to our success. We are proposing the amendment to the Stock Option Plan to satisfy certain provisions of the Internal Revenue Code of 1986, as amended (the "Code") relating to the deductibility of compensation to certain employees of public companies in excess of $1 million per year.

Summary of current Stock Option Plan

     In 1991, the Board adopted and the stockholders ratified the Stock Option Plan covering 813,765 shares of Osteotech's common stock pursuant to which Incentive Stock Options, as defined in the Stock Option Plan, may be granted to employees, and Non-statutory Stock Options, as defined in the Stock Option Plan, may be granted to employees, officers, directors or consultants of Osteotech. Under the Stock Option Plan, employees include any individual who is an employee of Osteotech within the meaning of Section 3401 of the Code and the regulations thereunder. Pursuant to amendments to the Stock Option Plan approved by the Board and the stockholders, and, after giving effect to the 3 for 2 common stock split effected in March, 1999, there are currently 4,220,648 shares of common stock reserved for issuance under the Stock Option Plan, including shares issued upon exercise of options previously granted.


     Pursuant to the Stock Option Plan, any employee may be granted Incentive Stock Options and any employee or officer, director or consultant of Osteotech may be granted Non-statutory Stock Options if, in each instance, the Board or the Compensation Committee determines that such person performs services of special importance to the management, operation and development of Osteotech's business. Each option granted under the Stock Option Plan has an exercise price determined by the Board or the Compensation Committee. In the case of Incentive Stock Options, the exercise price per share must at least equal the per share price for the common stock as quoted on Nasdaq on the date of grant. However, if the individual is a stockholder owning ten percent or more of the outstanding common stock of Osteotech, the per share exercise price must equal at least 110% of the per share price for the common stock as quoted on Nasdaq on the date of grant.


     Options granted under the Stock Option Plan are exercisable as determined by the Board or the Compensation Committee, provided that Incentive Stock Options are not exercisable for a period of one (1) year following the date of grant. Incentive Stock Options must be exercisable no later than ten (10) years from the date of grant. Incentive Stock Options granted to stockholders owning ten percent or more of the outstanding common stock of Osteotech must be exercisable within five (5) years from the date of grant. Each option granted under the

Stock Option Plan is nontransferable, other than by will or by the laws of descent and distribution. The Stock Option Plan also provides that vested portions of Incentive and Non-statutory Stock Options granted to optionees who cease to be employed by Osteotech for any reason remain exercisable for three
(3) months (twelve (12) months if the termination was due to the death, disability or, in the case of a Non-statutory Stock Option, retirement of the optionee) after such termination of employment or any other time period determined by the Board or the Compensation Committee. However, upon the termination of an optionee's employment for cause, the right to exercise a Non-statutory Stock Option terminates immediately and in the case of an Incentive Stock Option, an optionee may exercise such option for up to the ninetieth (90th) day after ceasing active employment with Osteotech, unless otherwise provided pursuant to contract or law.


     The Stock Option Plan may be amended, suspended or discontinued, or revised or amended in any respect whatsoever by the Board of Directors or Compensation Committee by resolution from time to time with respect to shares of common stock not already subject to outstanding options. Such amendment will not require stockholder approval, unless stockholder approval is required by either the rules of Nasdaq or any other stock exchange upon which Osteotech's shares become listed.

     The Stock Option Plan provides that if Osteotech is the surviving corporation in a merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares of common stock subject to the option would have been entitled in such merger or consolidation. In the event that Osteotech is not the surviving corporation in any merger or consolidation or Osteotech dissolves or liquidates, each outstanding option shall terminate, unless the agreement of merger or consolidation shall otherwise provide. However, optionees who have held their options for at least one (1) year from the date of grant shall have the right immediately prior to such merger or consolidation or dissolution or liquidation to exercise their options in whole or in part, regardless of whether such options are otherwise exercisable at that time.


     During the fiscal year ended December 31, 1998, no non-employee directors received grants of options under the Stock Option Plan. There were grants of options pursuant to the Stock Option Plan to employees as a group to acquire an aggregate of 446,250 shares of common stock (after giving retroactive effect to the March, 1999 three-for-two common stock split), at an average exercise price per share of $19.20 (after giving retroactive effect to the March, 1999 three-for-two common stock split), during the fiscal year ended December 31, 1998. As of December 31, 1998, after giving effect to the three-for-two common stock split in March, 1999, there were options outstanding to acquire an aggregate of 3,421,098 shares. For information regarding grants of options received by executive officers, see "Option Grants in Last Fiscal Year."


Proposed amendment to the Stock Option Plan

     Proposal No. 3 would limit the number of shares issuable under options that may be granted to any individual covered under the Stock Option Plan to an aggregate of 500,000 shares per year. This proposal is designed to allow Osteotech, when applicable, to qualify to use an exception under the tax laws which sets forth the conditions pursuant to which companies can deduct compensation paid to certain employees in excess of $1 million in any year.


     Under Section 162(m) of the Code, any publicly held corporation which provides compensation to a "covered employee" in excess of $1 million generally may not deduct such compensation above such amount. One of the exceptions to this provision exists for options which are "performance-based" and which satisfy certain other requirements. For an option to be considered performance-based under the Code, it generally must, among other things, be granted pursuant to a plan which contains a limitation on the number of shares that may be issued to an individual under a stock option granted during a specified period, for example, one year.

     With the rise in our stock price during the last few years, certain of our executive officers have realized annual compensation consisting of base salary and income realized upon exercise of Non-statutory stock options which was in excess of $1 million. The amount of compensation realized in connection with the exercise of Non-statutory options is determined by multiplying the number of shares issued upon exercise of the option by the difference between the per share closing price of the common stock as quoted on Nasdaq on the date of exercise and the per share exercise price of the option. No compensation is generallly realized in connection with the exercise of an Incentive Stock Option provided that the employee satisfies certain requirements, described below. Due to the fact that the amount of compensation that an individual may receive through exercises of a Non-statutory Stock Option (or, in certain circumstances, an Incentive Stock Option) is not determinable at the time of grant of the option, we cannot predict with certainty the amount of compensation any one individual might receive. The Board believes that the adoption of this proposed amendment to the Stock Option Plan would make compensation recognized upon the exercise of options granted in the future qualify for this performance-based exception to the provisions of Section 162(m).


     If the foregoing proposed amendment to the Stock Option Plan is approved by the stockholders at the annual meeting, it will take effect as of the date of the annual meeting.

     This description of the proposed amendment to the Stock Option Plan is a summary only and is qualified in its entirety by reference to the text of the amended Stock Option Plan, which Osteotech will make available to any shareholder upon request.

Federal Income Tax Consequences

     The Incentive Stock Options granted under the Stock Option Plan qualify as incentive stock options, within the meaning of Section 422 of the Code, while the Non-statutory Stock Options granted under the Stock Option Plan are nonqualified options. The following general summary is based upon the Code and does not include a discussion of any state or local tax consequences.

Incentive Stock Options

     Under Section 422 of the Code, no taxable income is realized by the optionee upon the grant or exercise of an incentive stock option, provided that the optionee is continuously employed by Osteotech during the period beginning on the date of grant and ending on the date three (3) months before the date of exercise (or, in the case of disability, one (1) year before the date of exercise). However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two (2) years from the date of grant or within one (1) year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as long-term capital gain and any loss sustained will be long-term capital loss, and no deduction will be allowed to Osteotech for federal income tax purposes. The grant of an incentive stock option and the optionee's exercise of the incentive stock option will result in no federal income tax consequences to Osteotech.

     If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price thereof, and Osteotech will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by Osteotech.

Nonqualified Stock Options

     An optionee will not generally recognize any taxable income upon the grant of a nonqualified option because, under current Treasury regulations pursuant to
Section 83 of the Code, the fair market value of an option at the time it is granted is ordinarily not considered to be "readily ascertainable." However, upon exercise of a nonqualified option, an optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price. Upon the subsequent disposition of the common stock, the optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the common stock on the date of exercise. The optionee's holding period in the common stock, for capital gains and losses purposes, begins on the date of exercise.

     An optionee's tax basis in the shares received on exercise of a non-qualified option will be equal to the amount of consideration paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. Osteotech will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee recognizes taxable income, provided Osteotech satisfies any applicable withholding tax obligation with respect to such income.

Closing price of common stock

     The last reported sales price of a share of Osteotech's common stock on April 12, 1999 on The Nasdaq Stock Market(SM) was $33-3/4.

     The Board of Directors recommends a vote FOR the amendment to the Stock Option Plan as proposed. (Proposal No. 3 on the proxy card).

                    PROPOSAL NO. 4 - RATIFICATION OF AUDITORS

     The Audit Committee of the Board of Directors approved the retention of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the year ending December 31, 1999. PricewaterhouseCoopers LLP and its predecessor Coopers and Lybrand LLP have served as Osteotech's independent auditors since 1987. Representatives of PricewaterhouseCoopers LLP will be available to answer questions and make statements at the annual meeting.

     The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the year ending December 31, 1999 (Proposal No. 4 on the proxy card).

     If the appointment is not ratified, management will select other independent auditors. If the appointment is ratified, management reserves the right to appoint other independent auditors.

                          ANNUAL REPORT TO STOCKHOLDERS

     Osteotech's 1998 Annual Report to Stockholders accompanies this proxy statement.

                             STOCKHOLDERS' PROPOSALS


     In the event that a stockholder desires to have a proposal formally considered at the 2000 annual stockholders' meeting, and included in the proxy statement for that meeting, the proposal must comply with both the procedures identified by Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and be received in writing by Osteotech's Secretary on or before January 1, 2000.


                                     GENERAL

     The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies will be borne by Osteotech. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of Osteotech without special compensation therefor. Osteotech expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of Osteotech's common stock.

     Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR all of the proposals described in this proxy statement.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. If matters other than the foregoing should arise at the annual meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy card.

     Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                                  By Order of the Board of Directors,

                                  /s/ Michael J. Jeffries
                                  -----------------------------------
                                  MICHAEL J. JEFFRIES
                                  Secretary


Dated: May 3, 1999

                                 OSTEOTECH, INC.
                                      PROXY
                                  COMMON STOCK

                          ANNUAL MEETING: JUNE 3, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Richard W. Bauer and Michael J. Jeffries, and each of them, to act as proxies with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, upon the following proposals and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting of Stockholders of Osteotech, Inc. to be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724 on Thursday, June 3, 1999 at 9:00 A.M. or any adjournment(s), postponement(s) or other delay(s) thereof (the "Annual Meeting"), all shares of common stock of Osteotech to which the undersigned is entitled to vote at the Annual Meeting. The following proposals are more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

     UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

(Continued and to be dated and signed on the reverse side.)

                                        OSTEOTECH, INC.
                                        51 JAMES WAY
                                        EATONTOWN, NJ 07724

1.     To elect (6)      FOR all nominees  X     WITHHOLD AUTHORITY           X
       directors.        listed below.          for all nominees listed below

     Nominees: Donald D. Johnston, Richard W. Bauer, Michael J. Jeffries, Kenneth P. Fallon, III, Stephen J. Sogin, Ph.D and John Phillip Kostuik, M.D., FRCS(C). (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

Exceptions: ____________________________________________________________________


2. To approve an amendment to Osteotech's Certificate of Incorporation to increase the number of authorized shares of common stock to 70,000,000 shares.

     FOR      X               AGAINST    X               ABSTAIN     X

3. To approve an amendment to Osteotech's Stock Option Plan to limit the number of shares issuable under options which may be granted to eligible persons.

     FOR      X               AGAINST    X               ABSTAIN     X


4. To ratify the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the fiscal year ending December 31, 1999.


     FOR      X               AGAINST    X               ABSTAIN     X

5.   To  transact  such other  business as may  properly  come before the Annual
     Meeting.

                                 PLEASE  CHECK THIS BOX IF YOU  EXPECT
                                 TO ATTEND  THE ANNUAL  MEETING IN PERSON.  X

                                 (Please sign exactly as name appears
                                 to the left, date and return. If
                                 shares are held by joint tenants,
                                 both should sign. When signing as an
                                 attorney, executor, administrator,
                                 trustee or guardian, please give
                                 full title as such. If a
                                 corporation, please sign in full
                                 corporate name by president or other
                                 authorized officer. If a
                                 partnership, please sign in
                                 partnership name by authorized
                                 person.)

                                 Please Date: __________________________________

                                 Sign Here: ____________________________________


                                 _______________________________________________
                                            Signature (if held jointly)

                                Capacity (Title or Authority, i.e., President, Partner, Executor, Trustee) Votes must be
                                indicated in Black or Blue ink.                X

PLEASE SIGN AND DATE AND RETURN YOUR PROXY TODAY.